EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Sears Hometown and Outlet Stores, Inc.
Hoffman Estates, Illinois

We hereby consent to the incorporation by reference, in this registration statement on Form S-8 of Sears Hometown and Outlet Stores, Inc., of our report dated April 1, 2013, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Sears Hometown and Outlet Stores, Inc. for the year ended February 2, 2013.

BDO USA, LLP
Chicago, Illinois
May 16, 2013